UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 19, 2012 (December 17, 2012)
____________________

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
____________________

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported on June 20, 2012, Active Power, Inc., a Delaware corporation (the “Company”), transferred the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market and was provided 180 calendar days, or until December 17, 2012, to meet the $1.00 minimum bid price per share requirement for continued listing of its common stock on The NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5550(a)(2) (the “Bid Price Rule”), by maintaining a closing bid price of at least $1.00 for a minimum of 10 consecutive business days within the stated 180-day period.

On December 18, 2012, the Company, received a written notification of deficiency from The NASDAQ OMX Group (“Nasdaq”) notifying the Company that it has failed to regain compliance with the Bid Price Rule (the “Notification Letter”) by the December 17, 2012 deadline. The Notification Letter informed the Company that Nasdaq has determined to schedule the Company’s common stock for delisting from the NASDAQ Capital Market at the opening of business on December 28, 2012. However, the Company has the right to request an appeal of this determination to the Nasdaq Hearings Panel (the “Panel”) and the hearing request will stay the delisting of the Company’s common stock.

On or prior to December 26, 2012, the Company intends to request a hearing to appeal Nasdaq’s delisting determination to the Panel in accordance with Nasdaq’s applicable procedures set forth in the NASDAQ Listing Rule 5800 Series. Under applicable rules, the Company expects its common stock will remain listed on The NASDAQ Capital Market pending the Panel's decision. In order to regain compliance with the Bid Price Rule, on December 17, 2012, the stockholders of the Company approved a five for one reverse stock split of the Company’s outstanding common stock (as described in Item 5.07 below). The Company expects the reverse stock split to be effective before the end of December 2012, at which time the Company expects that its common stock will trade above the $1.00 minimum price per share. The Company’s common stock will have to maintain a closing bid price of at least $1.00 per share for a minimum of 10 consecutive days to regain compliance with the Bid Price Rule. There can be no assurance as to the actual trading price of the Company’s common stock.

Item 5.07	Submission of Matters to a Vote of Security Holders

At a Special Meeting of Stockholders held on December 17, 2012, the stockholders of the Company voted to (i) approve amendments to the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding Common Stock at a reverse split ratio of five-for-one, reduce the total number of shares of Common Stock that the Company is authorized to issue to 30,000,000 and reduce the total number of shares of Preferred Stock that the Company is authorized to issue to 2,000,000 and (ii) authorize the Board of Directors to file a Certificate of Amendment to the Company’s Restated Certificate of Incorporation to effect the foregoing (the “Reverse Stock Split”). The vote on such matter was as follows:

Votes for	68,994,147
Votes against	5,093,488
Abstentions	963,688

The Company issued a press release on December 19, 2012 regarding its receipt of the Notification Letter and the approval of the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2012		ACTIVE POWER, INC.

	By:	/s/ J. Douglas Milner
J. Douglas Milner,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 19, 2012.